Exhibit 3.01

962959033	C-0333756 FILED 11:50 am OCT 21 1996 EFFECTIVE 8:00 am JANICE H. FAULKNER SECRETARY OF STATE

EXHIBIT 3.01

RESTATED

ARTICLES OF INCORPORATION

OF

MARTIN MARIETTA MATERIALS, INC.

1.     The name of the corporation is Martin Marietta Materials, Inc. (hereinafter the “Corporation”).

2.     The number of shares the Corporation is authorized to issue is One Hundred Ten Million (110,000,000), divided into One Hundred Million (100,000,000) Common Shares and Ten Million (10,000,000) Preferred Shares, each with a par value of one cent ($.01) per share.

The preferences, limitations and relative rights of each class and series of shares are as follows:

(a)	Common Shares

The common shares shall be entitled to one vote per share and to all other rights of shareholders subject only to any rights granted to Preferred Shares under subparagraph (b) of this Article 2.

(b)	Preferred Shares

The Preferred Shares may be issued in one or more series with such designations, preferences, limitations, and relative rights as the board of directors may determine from time to time in accordance with applicable law.

3.     The address of the registered office of the Corporation in the State of North Carolina is 225 Hillsborough Street, Raleigh, Wake County, North Carolina 27603; and the name of its registered agent at such address is CT Corporation System.

4.     The name and address of the incorporator are Russell M. Robinson, II, 1900 Independence Center, Charlotte, Mecklenburg County, North Carolina 28246.

5.    (a)    The number of directors of the Corporation shall be not less than nine (9) nor more than eleven (11). By vote of a majority of the Board of Directors or shareholders of the Corporation, the number of directors of the Corporation may be increased or decreased, from time to time, within the range above specified; provided, however, that the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board or the shareholders.

(b) (i)     The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board of Directors. Prior to the 1997 annual meeting of shareholders, the Board of Directors shall determine which directors shall be designated as Class I, Class II and Class III directors. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 1998 annual meeting of shareholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

(ii)     If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(iii)     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Shares issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Restated Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article 2(b) of these Restated Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 5(b) unless expressly provided by the terms of such Preferred Shares.

(c)     Vacancies in the Board of Directors, except for vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. Vacancies resulting from an increase in the number of directors shall be filled only by a majority vote of the Board of Directors. Any director elected to fill a vacancy shall hold office until the next shareholders’ meeting at which directors are elected. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of any incumbent director.

(d)     Except as otherwise provided herein, any of the directors or the entire Board of Directors, as the case may be, may be removed at any time, but only for cause, by a vote of the shareholders and if the number of votes cast to remove such director(s) or the entire Board of Directors, as the case may be, exceeds the number of votes cast not to remove such director(s) or the entire Board of Directors, as the case may be. Cause for removal shall be deemed to exist only if the director(s) whose removal is proposed has been convicted in a court of competent jurisdiction of a felony or has been adjudged by a court of competent jurisdiction to be liable for fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Corporation, and such conviction or adjudication has become final and non-appealable. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

6.     To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, no person who is serving or who has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a director. No amendment or repeal of this Article, nor the adoption of any provision to these Restated Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal or adoption.

7.     The provision of Article 9 of the North Carolina Business Corporation Act entitled “The North Carolina Shareholder Protection Act” and of Article 9A entitled “The North Carolina Control Share Acquisition Act” shall not be applicable to the Corporation.

8.     (a)    Any purchase by the Corporation of shares of Voting Stock (as hereinafter defined) from an Interested Shareholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof, other than pursuant to an offer to the holders of all of the outstanding shares of the same class as those so purchased, at a per share price in excess of the Market Price (as hereinafter defined), at the time of such purchase or any agreement in respect thereof (whichever is earlier), of the shares so purchased, shall require the affirmative vote of the holders of a majority of the voting power of the Voting Stock not beneficially owned by the Interested Shareholder, voting together as a single class.

(b)     In addition to any affirmative vote required by law or these Restated Articles of Incorporation:

(i)

Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder;

(ii)

Any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more;

(iii)

The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities (including any securities that are convertible into equity securities) of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities, or other property (or combination thereof);

(iv)	The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

(v)

Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity (including any securities that are convertible into equity securities) securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder

shall require the affirmative vote of the holders of not less than (i) 66-2/3% of the voting power of the Voting Stock not beneficially owned by any Interested Shareholder, voting together as a single class, and (ii) 80% of the voting power of all Voting Stock, voting together as a single class; provided, however, that no such vote shall be required for (A) the purchase by the Corporation of shares of Voting Stock from an Interested Shareholder unless such vote is required by Subparagraph (a) of this Article 8, or (B) any transaction approved by a majority of the Disinterested Directors (as hereinafter defined).

(c)     For the purpose of this Article 8:

(i)	A “person” shall mean any individual, firm, corporation, partnership, or other entity.

(ii)

“Voting Stock” shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

(iii)	“Interested Shareholder” shall mean any person who or which:

(A)	is the beneficial owner, directly or indirectly, of 5% or more of the outstanding Voting Stock;

(B)

is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date as of which a determination is being made was the beneficial owner, directly or indirectly, of 5% or more of the outstanding Voting Stock; or

(C)

is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date as of which a determination is being made beneficially owned by any person described in subparagraphs (c) (iii) (A) or (B) of this Article 8 if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(iv)	A person shall be a “beneficial owner” of any Voting Stock:

(A)	which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly;

(B)

which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement, or understanding; or

(C)

which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

(v)

For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (c) (iv) of this Article 8, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(vi)

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on November 1, 1993.

(vii)	“Subsidiary” shall mean any corporation of which a majority of the shares thereof entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

(viii)

“Market Price” shall mean: the last closing sale price immediately preceding the time in question of a share of the stock in question on the Composite Tape for New York Stock Exchange — Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, Inc., or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the last closing bid quotation with respect to a share of such stock immediately preceding the time in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such stock is not so quoted, the Fair Market Value at the time in question of a share of such stock as determined by the Board of Directors in good faith.

(ix)	“Fair Market Value” shall mean:

(A)	in the case of stock, the Market Price, and

(B)	in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

(x)

“Disinterested Director” shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of an Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is not an Affiliate or Associate of an Interested Shareholder as is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

(d)     A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article 8, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Shareholder or a transaction or series of transactions constitutes one of the transactions described in subparagraph (b) of this Article 8.

(e)     Notwithstanding any other provisions of these Restated Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation, or the Bylaws of the Corporation), the affirmative vote of not less than (i) 66-2/3% of the voting power of the Voting Stock not beneficially owned by any Interested Shareholder, voting together as a single class, and (ii) 80% of the voting power of all Voting Stock, voting together as a single class, shall be required to amend, repeal, or adopt any provisions inconsistent with this Article 8.

9.     At any time in the interval between annual meetings, special meetings of the shareholders may be called by the Chairman of the Board, President, or by the Board of Directors or the Executive Committee by vote at a meeting or in writing with or without a meeting. Special meetings of the shareholders may not be called by any other person or persons.

These Restated Articles of Incorporation shall be effective at 8:00 a.m. (EDT) on the date of filing of these Restated Articles of Incorporation with the Secretary of State of North Carolina.

This the 18th day of October 1996.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Bruce A. Deerson
Bruce A. Deerson
Vice President and General Counsel

962959034		C-0333756 FILED 11:55 am OCT 21 1996 EFFECTIVE 8:01 am JANICE H. FAULKNER SECRETARY OF STATE
ARTICLES OF AMENDMENT
OF MARTIN MARIETTA MATERIALS, INC.
WITH RESPECT TO THE
JUNIOR PARTICIPATING CLASS A PREFERRED STOCK

Pursuant to Sections 55-6-02 and 55-10-06

of the Business Corporation Act

of the State of North Carolina

Martin Marietta Materials, Inc., a corporation organized and existing under the Business Corporation Act of the State of North Carolina (the “Corporation”), does hereby submit these Articles of Amendment for the purpose of amending its articles of incorporation to fix the preferences, limitations and relative rights of a series of a class of its shares:

1.         The name of the Corporation is MARTIN MARIETTA MATERIALS, INC.

2.         Pursuant to the authority conferred upon the Board of Directors by Article 2 of the Articles of Incorporation of this Corporation and in accordance with the provisions of Section 55-6-02 of the North Carolina Business Corporation Act, the Board of Directors has duly adopted an amendment to the Articles of Incorporation of the Corporation determining certain preferences, privileges, limitations and relative rights (within the limits set forth in Section 55-6-01 of the North Carolina Business Corporation Act) of a new series of the Corporation’s Junior Participating Class A Preferred Stock, par value $0.01, before the issuance of any shares of such series, the text of which amendment reads in full as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.         Designation and Amount. The shares of such series shall be designated as “Class A Preferred Stock” and the number of shares constituting such series shall be 100,000.

Section 2.         Dividends and Distributions.

(A)     Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Class A Preferred Stock with respect to dividends, the holders of shares of Class A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class A Preferred Stock, in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class A Preferred Stock. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Class A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)     The Corporation shall declare a dividend or distribution on the Class A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C)     Dividends shall begin to accrue and be cumulative on outstanding shares of Class A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Class A Preferred Stock shall have the following voting rights:

(A)     Subject to the provision for adjustment hereinafter set forth, each share of Class A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Class A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)     Except as otherwise provided herein or by law, the holders of shares of Class A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)     (i)   If at any time dividends on any Class A Preferred Stock shall be in arrears in an amount equal to four (4) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Class A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Class A Preferred Stock) with dividends in arrears in an amount equal to four (4) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii)   During any default period, such voting right of the holders of Class A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in Person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Class A Preferred Stock.

(iii)         Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv)   In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v)     Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the articles of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D)     Except as set forth herein, holders of Class A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.             Certain Restrictions.

(A)     Whenever quarterly dividends or other dividends or distributions payable on the Class A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)     declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock;

(ii)     declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock, except dividends paid ratably on the Class A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)         redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Class A Preferred Stock;

(iv)   purchase or otherwise acquire for consideration any shares of Class A Preferred Stock, or any shares of stock ranking on a parity with the Class A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)     The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.         Reacquired Shares. Any shares of Class A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.         Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock unless, prior thereto, the holders of shares of Class A Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. Thereafter, the holders of the Class A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock. Following the payment of the foregoing, holders of Class A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed.

(B)     In the event, however, that there are not sufficient assets available to permit payment in full of the Class A Preferred Stock liquidation preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Class A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(C)     In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock (by reclassification or otherwise), or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of the Class A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.         Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock (by reclassification or otherwise), or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.         No Redemption. The shares of Class A Preferred Stock shall not be redeemable.

Section 9.         Ranking. The Class A Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10.         Amendment. The Articles of incorporation, as amended, of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Class A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Class A Preferred Stock voting separately as a Class.

Section 11.         Fractional Shares. Class A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class A Preferred Stock.

3.     The date on which the foregoing amendment to the Articles of Incorporation of the Corporation was adopted was July 23, 1996.

4.     The foregoing amendment to the Articles of Incorporation was duly adopted by the Board of Directors of the Corporation, and shareholder action was not required to adopt such amendment because the Articles of Incorporation permit the Board of Directors to fix designations, preferences, limitations and relative rights of series of the Corporation’s preferred stock without shareholder approval and Section 55-6-03 of the North Carolina Business Corporation Act provides that articles of amendment so establishing the preferences, limitations or relative rights of a class or series of stock are effective without shareholder action.

5.     These Articles of Amendment shall be effective at 8:01 a.m. (EDT) on the date of filing of these Articles of Amendment with the Secretary of State of North Carolina.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Articles of Amendment on this the 18th day of October, 1996.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Bruce A. Deerson
Bruce A. Deerson
Vice President and General Counsel

C200629100007	SOSID: 0333756 Date Filed: 10/18/2006 10:21:00 AM Elaine F. Marshall North Carolina Secretary of State C200629100007

ARTICLES OF AMENDMENT

WITH RESPECT TO THE

JUNIOR PARTICIPATING CLASS B PREFERRED STOCK OF

MARTIN MARIETTA MATERIALS, INC.

Pursuant to Sections 55-6-02 and 55-10-06

of the Business Corporation Act

of the State of North Carolina

Martin Marietta Materials, Inc., a corporation organized and existing under the Business Corporation Act of the State of North Carolina (the “Corporation”), does hereby submit these Articles of Amendment for the purpose of amending its Articles of Incorporation to fix the preferences, limitations and relative rights of a series of a class of its shares:

1. The name of the Corporation is MARTIN MARIETTA MATERIALS, INC.

2. Pursuant to the authority conferred upon the Board of Directors by Article 2 of the Articles of Incorporation of this Corporation and in accordance with the provisions of Section 55-6-02 of the North Carolina Business Corporation Act, the Board of Directors has duly adopted an amendment to the Articles of Incorporation of the Corporation determining certain preferences, privileges, limitations and relative rights (within the limits set forth in Section 55-6-01 of the North Carolina Business Corporation Act) of a new series of the Corporation’s Junior Participating Class B Preferred Stock, par value $0.01, before the issuance of any shares of such series, the text of which amendment reads in full as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.         Designation and Amount. The shares of such series shall be designated as “Class B Preferred Stock” and the number of shares constituting such series shall be 200,000.

Section 2.         Dividends and Distributions.

(A)       Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Class B Preferred Stock with respect to dividends, the holders of shares of Class B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class B Preferred Stock, in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the

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aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class B Preferred Stock. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Class B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          The Corporation shall declare a dividend or distribution on the Class B Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C)          Dividends shall begin to accrue and be cumulative on outstanding shares of Class B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

Section 3.          Voting Rights. The holders of shares of Class B Preferred Stock shall have the following voting rights:

(A)          Subject to the provision for adjustment hereinafter set forth, each share of Class B Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Class B Preferred Stock were entitled immediately prior to such event shall be adjusted

C200629100007

by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          Except as otherwise provided herein or by law, the holders of shares of Class B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C)         (i) If at any time dividends on any Class B Preferred Stock shall be in arrears in an amount equal to four (4) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Class B Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Class B Preferred Stock) with dividends in arrears in an amount equal to four (4) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii)          During any default period, such voting right of the holders of Class B Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in Person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Class B Preferred Stock.

(iii)          Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of

C200629100007

Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the shareholders.

(iv)          In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v)          Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D)          Except as set forth herein, holders of Class B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.          Certain Restrictions.

(A)          Whenever quarterly dividends or other dividends or distributions payable on the Class B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)          declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Preferred Stock;

C200629100007

(ii)          declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Preferred Stock, except dividends paid ratably on the Class B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Class B Preferred Stock;

(iv)          purchase or otherwise acquire for consideration any shares of Class B Preferred Stock, or any shares of stock ranking on a parity with the Class B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)          The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.          Reacquired Shares. Any shares of Class B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.        Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class B Preferred Stock unless, prior thereto, the holders of shares of Class B Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. Thereafter, the holders of the Class B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock. Following the payment of the foregoing, holders of Class B Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed.

C200629100007

(B)          In the event, however, that there are not sufficient assets available to permit payment in full of the Class B Preferred Stock liquidation preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Class B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(C)          In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock (by reclassification or otherwise), or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of the Class B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.          Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock (by reclassification or otherwise), or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.          No Redemption. The shares of Class B Preferred Stock shall not be redeemable.

Section 9.          Ranking. The Class B Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10.        The Articles of Incorporation, as amended, of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Class B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Class B Preferred Stock voting separately as a class.

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Section 11.          Fractional Shares. Class B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class B Preferred Stock.

3. The date on which the foregoing amendment to the Articles of Incorporation of the Corporation was adopted was September 27, 2006.

4. The foregoing amendment to the Articles of Incorporation was duly adopted by the Board of Directors of the Corporation, and shareholder action was not required to adopt such amendment because the Articles of Incorporation permit the Board of Directors to fix designations, preferences, limitations and relative rights of series of the Corporation’s preferred stock without shareholder approval and Section 55-6-02 of the North Carolina Business Corporation Act provides that articles of amendment so establishing the preferences, limitations or relative rights of a class or series of stock are effective without shareholder action.

5. These Articles of Amendment shall be effective at 8:01 a.m. (EDT) on the date of filing of these Articles of Amendment with the Secretary of State of North Carolina.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Articles of Amendment on this 17 day of October 2006.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Roselyn Bar
	Name:	Roselyn Bar
	Tittle:	Senior Vice President and General Counsel

ARTICLES OF AMENDMENT

OF

MARTIN MARIETTA MATERIALS, INC.

The undersigned corporation, organized under Chapter 55 of the North Carolina General Statutes, hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.          The name of the corporation is Martin Marietta Materials, Inc.

2.          The following amendments to the Articles of Incorporation of the corporation were adopted by its shareholders on the 23rd day of May, 2013.

(a)          The following is added as new Article 5(b)(iv) immediately following Article 5(b)(iii):

“(iv)          Except as otherwise provided in these Articles, for the election of directors, other than with respect to a Contested Election (as defined below), by the shareholders at any annual meeting, or special meeting called for that purpose, at which a quorum is present each director shall be elected by a vote of the majority of the votes cast with respect to the election of such director by the shares entitled to vote in the election of directors at such meeting. In a Contested Election, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at such a meeting at which a quorum is present. For purposes of this Article 5(b)(iv), a “vote of the majority of the votes cast” means a shareholder vote in which the number of votes cast “for” the election of a director exceeds the number of votes cast “against” that director’s election. A “Contested Election” means an election of directors at a meeting of shareholders for the election of directors for which there are more nominees for election to the Board of Directors than open directorships on the Board of Directors to be filled pursuant to that election. In the event that, other than in a Contested Election, a nominee is not elected by a vote of the majority of the votes cast with respect to that nominee’s election, the Board of Directors may decrease the number of directors, fill any vacancy or take other appropriate action.”

(b)          The final sentence of Article 5(a) is amended and restated to read as follows:

“By vote of a majority of the Board of Directors or shareholders of the Corporation, the number of directors of the Corporation may be increased or decreased, from time to time, within the range above specified.”

(c)          The final sentence of Article 5(b)(i) is deleted in its entirety.

(d)          The final sentence of Article 5(b)(ii) is amended and restated to read as follows:

“A director shall hold office until the annual meeting for the year in which his or her term expires, and shall continue to hold office after the expiration of such term only until his or her successor shall be elected and shall qualify or until there is a decrease in the number of directors, subject, in each instance, however, to prior death, resignation, retirement, disqualification or removal from office.”

(e)          The first sentence of Article 5(c) is amended and restated to read as follows:

“Except for vacancies resulting from an increase in the number of directors, vacancies in the Board of Directors, including vacancies resulting from the failure of the shareholders to elect the full authorized number of directors, shall be filled only by a majority vote of the directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs.”

(f)          The final sentence of Article 5(c) is amended and restated to read as follows:

“No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.”

3.          Shareholder approval of each of the foregoing amendments was obtained as required by Chapter 55 of the North Carolina General Statutes.

4.          These Articles of Amendment will become effective upon filing with the North Carolina Secretary of State.

This the 21st day of February, 2014.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Roselyn R. Bar
Roselyn R. Bar
Senior Vice President, General Counsel and Corporate Secretary